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                                                                   Exhibit 10(o)


                              EMPLOYMENT AGREEMENT

      Employment Agreement dated as of April 2, 2001, between PHARMOS CORPORATION, a Nevada corporation (with its successors and assigns, referred to as the "Corporation"), and GAD RIESENFELD (hereinafter referred to as "RIESENFELD").


                              PRELIMINARY STATEMENT

      The  Corporation  desires  to employ  RIESENFELD  as  President  and Chief
Operating Officer of the Corporation, and RIESENFELD wishes to be employed by the Corporation, upon the terms and subject to the conditions set forth in this Agreement. The Corporation and RIESENFELD also wish to enter into the other agreements set forth in this Agreement, all of which are related to RIESENFELD's employment under this Agreement.


                                    AGREEMENT

      RIESENFELD and the Corporation therefore agree as follows:

      1. Term of Employment. The Corporation hereby employs RIESENFELD and RIESENFELD hereby accepts employment with the Corporation for the period (the "Initial Term") commencing on the date hereof (the "Commencement Date"), and ending on the first anniversary of the date hereof or upon the earlier termination of the Initial Term pursuant to Section 6. The Initial Term will be extended automatically for additional one year periods (each, an "Additional Term"; together with the Initial Term, the "Term"), subject to the rights of the parties generally to terminate this Agreement in accordance with the provisions of Section 6(a). The termination of the Term for any reason shall end RIESENFELD's employment under this Agreement, but, except as otherwise set forth herein, shall not terminate RIESENFELD's or the Corporation's other agreements in this Agreement.

      2. Position and Duties. During the Term, RIESENFELD shall serve as President and Chief Operating Officer of the Corporation, which title shall be adjusted as necessary to maintain its seniority in the event of subsequent changes in the Corporation's title structure. RIESENFELD shall also hold such additional positions and titles as the CEO of the Corporation may determine from time to time. RIESENFELD shall report to the CEO. During the Term, RIESENFELD shall devote his full time and attention to performing his duties as an employee of the Corporation.

      3. Compensation.

            (a) Base Salary. The Corporation shall pay RIESENFELD a base salary, beginning on the first day of the Initial Term and ending on the last day of the Initial Term, of not


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less than $194,250 per annum, payable semi-monthly on the Corporation's  regular pay cycle for professional employees.

            (b) Other and Additional Compensation.

                  (i) Section 3(a) establishes the minimum compensation during the Term and shall not preclude the Board of Directors (the "Board") from awarding RIESENFELD a higher salary or any bonuses or stock options in the event of a successful financing or otherwise, and in any event, in the discretion of the Board. It is the practice of the Corporation to adjust compensation on January 1st of each year.

                  (ii) During the Term, RIESENFELD shall receive an annual cash bonus based upon the attainment of agreed upon goals and milestones as determined by the Chief Executive Officer of the Corporation and approved by the Compensation and Stock Option Committee of the Board.

      4. Employee Benefits.

            (a) General. During the Term, RIESENFELD shall be entitled to the employee benefits, including 3 weeks vacation, a 401(k) plan, and current health and dental insurance benefits made available by the Corporation and other benefits described in this Section 4.

            (b) Additional Benefit. The Corporation hereby agrees to provide RIESENFELD with a certain benefit relating to the Corporation's investment of amounts equal to certain insurance premiums in lieu of its acquiring a "split dollar" life insurance policy on his life (the "Benefit") more specifically described in a separate agreement between RIESENFELD and the Corporation (the "Benefit Document"). The Benefit shall be payable to RIESENFELD or his estate, as applicable, upon his retirement at the age of at least 62 or death or upon RIESENFELD's termination for "Disability"(as defined in Section 7).

            (c) Managers Insurance. The Corporation shall pay directly or indirectly the premium on RIESENFELD's present "Managers Insurance Scheme" at salary levels of no less than 100% of his then current base salary. Payment is to be made every 4 months or 6 months as required by the insurer. The Corporation's contribution will be 8.33% for severance payment, 5% for pension and 2.5% for disability. The amount contributed by the Corporation shall be deducted from premiums payable by the Corporation pursuant to any pension plans available to RIESENFELD pursuant to the Corporation's benefit plans for senior management.

            (d) Relocation Plan. The Corporation shall pay a reasonable rental for a suitable residence for RIESENFELD in proximity to any facility of the Company (outside of Israel) at which RIESENFELD performs his primary duties as President and Chief Operating Officer of the Company. The Corporation shall pay reasonable moving expenses of RIESENFELD and his family on their return to Israel. Any taxes due on these payments shall be borne by the


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Corporation.

            (e) Corporation Automobile. RIESENFELD shall have the use of a Corporation automobile. The Corporation shall reimburse RIESENFELD for gasoline expenses and all reasonable expenses related to the use and maintenance of such automobile on presentation of appropriate documentation.

            (f) Sick Leave. RIESENFELD shall be entitled to a paid sick leave of up to eighteen (18) days during each twelve (12) month period of his employment hereunder, provided that any unused sick leave in respect of any year may be carried forward only up to an aggregate of ninety (90) days.

            (g) Telephone Expenses. RIESENFELD shall be reimbursed for all home telephone expenses incurred on a separate telephone line in furtherance of the business of the Corporation provided that such line be used only for business purposes and RIESENFELD submits appropriate documentation for the expenses.

      5. Expenses. During the Term, the Corporation shall reimburse RIESENFELD for actual out-of-pocket expenses incurred by him in the performance of his services for the Corporation upon the receipt of appropriate documentation of such expenses.

      6. Termination.

            (a) General. The Term shall end immediately upon RIESENFELD's death, and for Cause or Disability, as defined in Section 7. Upon termination of the Term due to RIESENFELD's death, all compensation due RIESENFELD under this Agreement will cease, except as set forth in Section 9. Upon the Corporation's termination of the Term for Cause, RIESENFELD shall have ten (10) days to cure said Cause, if curable. With respect to the termination of RIESENFELD pursuant to Section 6(e), the Corporation may elect to terminate this Agreement at any time by giving 180 days' prior written notice, during the Initial Term, and by giving 90 days' prior written notice during the each Additional Term. With respect to termination by RIESENFELD other than pursuant to Section 6(f), RIESENFELD may elect to terminate this Agreement at any time by giving 60 days' prior written notice at any time during the Term, and, upon such termination, all compensation due RIESENFELD under this Agreement will cease, except as set forth in Section 9.

            (b) Notice of Termination. The Corporation shall notify RIESENFELD in writing of its termination of his employment hereunder. The Corporation's failure to give notice under this Section 6(b) shall not, however, affect the validity of the Corporation's termination of the Term.

            (c) Termination by the Corporation for Cause. If terminated by the Corporation for Cause, the Corporation shall describe to RIESENFELD the grounds for his termination. Upon the Corporation's termination of the Term for Cause, all compensation due RIESENFELD under


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this  Agreement  will  cease,  except as set forth in Section 9.  Moreover,  all options and warrants to purchase Common Stock of the Corporation shall expire upon such termination.

            (d) Termination by the Corporation upon a Change of Control. In the event that the Corporation terminates its relationship with RIESENFELD within one (1) year of a "Change of Control", as defined in Section 7, RIESENFELD shall receive the following:

                  (i) an amount equal to eighteen (18) months of base salary for the then current year (in addition to the base salary paid to RIESENFELD after the Corporation's delivery of notice of termination pursuant to Section 6(a) and the actual date of termination);
                  (ii)  Other Compensation (as defined in Section 9); and
                  (iii) the full  vesting  of  RIESENFELD's  stock  options  and warrants, and extended exercisability thereof until their respective expiration dates.

RIESENFELD  shall  be  entitled  to  the  foregoing   benefits  once  notice  of
termination is given by the Corporation, regardless of his subsequent Death, Disability or termination for Cause.

            (e) Termination by the Corporation other than upon Change of Control, Death, Disability or Cause. In the event that the Corporation terminates its relationship with RIESENFELD, including a termination by the Corporation effective upon the expiration of the Initial Term or an Additional Term but other than upon a Change of Control, Death, Disability or Cause, RIESENFELD shall receive the following:

                  (i) an amount equal to twelve (12) months of base salary for the then current year (in addition to the base salary paid to RIESENFELD after the Corporation's delivery of notice of termination pursuant to Section 6(a) and the actual date of termination);
                  (ii)  Other Compensation; and
                  (iii) the full  vesting  of  RIESENFELD's  stock  options  and warrants, and extended exercisability thereof until their respective expiration dates.

            (f) Termination by RIESENFELD upon Good Reason or Change of Control. In the event RIESENFELD terminates his relationship with the Corporation for "Good Reason" as defined in Section 7, within one (1) year of the occurrence of the event which established the "Good Reason", or within one (1) year of a Change of Control, RIESENFELD shall receive the following:

                  (i) an amount equal to twelve (12) months of base salary for the then current year (in addition to the base salary paid to RIESENFELD after his delivery of notice of termination pursuant to Section 6(a) and the actual date of termination);
                  (ii)  Other Compensation; and


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                  (iii) the full  vesting  of  RIESENFELD's  stock  options  and warrants, and extended exercisability thereof until their respective expiration dates.

      RIESENFELD shall provide prior written notice to the Corporation of his termination pursuant to this Section 6(f), and such notice shall describe the particular "Good Reason(s)" at issue.

      7. Definitions.

            (a) "Cause" Defined. "Cause" means (i) willful malfeasance or willful misconduct by RIESENFELD in connection with his employment; (ii)
RIESENFELD's gross negligence in performing any of his duties under this Agreement; (iii) RIESENFELD's conviction of, or entry of a plea of guilty to, or entry of a plea of nolo contendere with respect to, any felony; (iv)
RIESENFELD's habitual drunkenness or excessive absenteeism not related to illness; (iv) RIESENFELD's material breach of any written policy applicable to all employees adopted by the Corporation; or (vi) material breach by RIESENFELD of any of his agreements in this Agreement.

            (b)  "Disability"  Defined.  "Disability"  shall  mean  RIESENFELD's incapacity due to physical or mental illness that results in his being unable to substantially perform his duties hereunder for six consecutive months (or for six months out of any nine-month period). During a period of Disability, RIESENFELD shall continue to receive his base salary hereunder, provided that if the Corporation provides RIESENFELD with disability insurance coverage, payments of RIESENFELD's base salary shall be reduced by the amount of any disability insurance payments received by RIESENFELD due to such coverage. Upon termination, after the end of the period of Disability, all compensation due RIESENFELD under this Agreement shall cease, except as set forth in Section 9.

            (c) "Change of Control" Defined. "Change of Control" shall mean the occurrence of any one or more of the following events:

                  (i) An acquisition (whether directly from the Corporation or otherwise) of any voting securities of the Corporation (the "Voting Securities") by any "Person" (as the term person is used for purposes of
      Section 13(d) or 14(d) of the Securities and Exchange Act of 1934, as amended (the "1934 Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifty percent (50 %) or more of the combined voting power of the Corporation's then outstanding Voting Securities.

                  (ii) The individuals who, as of the date hereof, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least fifty-one percent (51%) of the Board;; or


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                  (iii) Approval by the Board or stockholders of the Corporation of, or execution by the Corporation of any agreement with respect to, or the consummation of:


                        (A) A merger,  consolidation or reorganization involving
            the  Corporation,  where  either or both of the events  described in
            Section 7(c)(i) or 7(c)(ii) would be the result;

                        (B) A liquidation  or dissolution of or appointment of a
            receiver, rehabilitator, conservator or similar person for, the Corporation; or

                        (C) An agreement  for the sale or other  disposition  of
            all or substantially all of the assets of the Corporation to any Person (other than a transfer to a subsidiary of the Corporation).

      Notwithstanding anything contained in this Agreement to the contrary, if RIESENFELD's employment is terminated prior to a Change in Control and RIESENFELD reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a "Third Party") or (ii) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Agreement, the date of a Change in Control with respect to RIESENFELD shall mean the date immediately prior to the date of such termination of RIESENFELD's employment.

            (d) "Good Reason" Defined. "Good Reason" shall mean the occurrence, whether or not after a Change in Control, of any of the events or conditions described below:


                  (i) a change in RIESENFELD's status, title, position or responsibilities (including reporting responsibilities) which represents an adverse change from his status, title, position or responsibilities as in effect immediately prior to such change; the assignment to RIESENFELD of any duties or responsibilities which are inconsistent with his status, title, position or responsibilities as in effect immediately prior to such change; or any removal of RIESENFELD from or failure to reappoint or reelect him to any of such offices or positions;

                  (ii) any failure to award RIESENFELD bonus payments and/or increases in base salary in a manner consistent with the practice of the Corporation prior to such failure;

                  (iii) the Corporation's requiring RIESENFELD to be based at any place outside the United States, except for reasonably required travel on the Corporation's business which is not materially greater than such travel requirements prior to such time;

                  (iv) the failure by the Corporation to (a) continue in effect (without reduction in benefit level, and/or reward opportunities) any material compensation or


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      employee  benefit plan in which  RIESENFELD was  participating at any time prior to such failure, or (b) provide RIESENFELD with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other employee benefit plan, program and practice in which RIESENFELD was participating at any time prior to such failure; or

                  (v) any material breach by the Corporation of any provision of this Agreement which is not cured within ten (10) days after the receipt of written notice by the Corporation of a description of the breach.

      8. Payment Terms. Payment of any amounts to which RIESENFELD shall be entitled pursuant to the provisions of Sections 6 and 7 shall be made no later than sixty (60) days following receipt of notice of termination or the event giving rise to such termination. Any amounts payable pursuant to Sections 6 and 7 which are not made within the period specified in this Section 8 shall bear interest at a rate equal to the lesser of (i) the maximum interest rate allowable pursuant to applicable law or (ii) five points above the "prime rate" of interest as published from time-to-time in the Eastern Edition of the Wall Street Journal.

      9. Benefits.

            (a) General. Except if RIESENFELD resigns without Good Reason (other than retirement on or after the age of 62), in the event RIESENFELD's employment with the Corporation is terminated for any reason prior to the end of the Term, RIESENFELD and his dependents, if any, will continue to participate in any group health plan sponsored by the Corporation in which RIESENFELD was participating on the date of such termination, at a cost to RIESENFELD and his dependents equal to the amount charged by the Corporation to similarly situated employees while employed by the Corporation, for the remainder of the Initial Term or, if termination occurs within an Additional Term, for the remainder of such Additional Term. Thereafter, RIESENFELD and his dependents, if any, shall be entitled to elect to continue such health coverage, at a cost to RIESENFELD and his dependents equal to the amount charged by the Corporation to similarly situated employees while employed by the Corporation, for the longest period of time permitted by the agents of the Corporation who arrange for such health coverage, with such period to last at least twelve (12) months from the date of termination. Upon termination for any reason, in addition to any payments to which RIESENFELD may be entitled upon termination of his Employment pursuant to any provision of this Agreement, RIESENFELD shall be entitled to any benefits under any pension, supplemental pension, savings, or other employee benefit plan (other than life insurance) in which RIESENFELD was participating on the date of any such termination.

            (b) Other Benefits. In addition to the rights provided in Section 9(a), in the event of a termination of RIESENFELD's employment for any reason, RIESENFELD shall retain his rights under the "Managers Insurance Scheme" pursuant to Section 4(c) and to the payment of reasonable moving expenses to Israel pursuant to Section 4(d), and shall retain his use of the Company automobile provided under Section 4(e) for the remainder of its lease term. Such


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benefits, together with the benefits provided in Section 9(a), shall be referred to herein, collectively, as "Other Compensation".

      10. Confidentiality.

            (a) "Corporation  Information"  Defined.  "Corporation  Information"
means all information, knowledge or data of or pertaining to (i) the Corporation, its employees and all work undertaken on behalf of the Corporation, and (ii) any other person, firm, corporation or business organization with which the Corporation may do business during the Term, that is not in the public domain (and whether relating to methods, processes, techniques, discoveries, pricing, marketing or any other matters).

            (b) Confidentiality. RIESENFELD hereby recognizes that the value of all trade secrets and other proprietary data and all other information of the Corporation not in the public domain disclosed by the Corporation in the course of his employment with the Corporation is attributable substantially to the fact that such confidential information is maintained by the Corporation in strict confidentiality and secrecy and would be unavailable to others without the expenditure of substantial time, effort or money. RIESENFELD therefore, except as provided in the next two sentences, covenants and agrees that all Corporation Information shall be kept secret and confidential at all times during and after the end of the Term and shall not be used or divulged by him outside the scope of his employment as contemplated by this Agreement, except as the Corporation may otherwise expressly authorize by action of the Board. In the event that RIESENFELD is requested in a judicial, administrative or governmental proceeding to disclose any of the Corporation Information, RIESENFELD will promptly so notify the Corporation so that the Corporation may seek a protective order or other appropriate remedy and/or waive compliance with this Agreement. If disclosure of any of the Corporation Information is required, RIESENFELD may furnish the material so required to be furnished, but RIESENFELD will furnish only that portion of the Corporation Information that legally is required.

      11.   Successors and Assigns.

            (a) RIESENFELD. This Agreement is a personal contract, and the rights and interests that the Agreement accords to RIESENFELD may not be sold, transferred, assigned, pledged, encumbered, or hypothecated by him. All rights and benefits of RIESENFELD shall be for the sole personal benefit of RIESENFELD, and no other person shall acquire any right, title or interest under this Agreement by reason of any sale, assignment, transfer, claim or judgment or bankruptcy proceedings against RIESENFELD. Except as so provided, this Agreement shall inure to the benefit of and be binding upon RIESENFELD and his personal representatives, distributees and legatees.

            (b) The Corporation. This Agreement shall be binding upon the Corporation and inure to the benefit of the Corporation and of its successors and assigns.

      12. Entire Agreement. This Agreement represents the entire agreement between the parties concerning RIESENFELD's employment with the Corporation and supersedes all prior


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negotiations,  discussions,  understandings  and agreements,  whether written or oral, between RIESENFELD and the Corporation relating to the subject matter of this Agreement, including, without limitation, the Employment Agreement, dated as of October 1, 1992, between the Corporation and RIESENFELD. Notwithstanding the foregoing, the Benefit Document shall not be superseded.

      13. Amendment or Modification; Waiver. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing signed by RIESENFELD and by a duly authorized officer of the Corporation. No waiver by any party to this Agreement of any breach by another party of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

      14. Notices. Any notice to be given under this Agreement shall be in writing and delivered personally or sent by overnight courier or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below, or to such other address of which such party subsequently may give notice in writing:

If to RIESENFELD:             Gad Riesenfeld
                              30 South Adelaide Street, Apt. PH-L
                              Highland Park, NJ  08904-1606

If to the Corporation:        Pharmos Corporation
                              99 Wood Avenue South, Suite 301
                              Iselin, NJ 08630
                              Attention: President

with a copy to:               Ehrenreich Eilenberg & Krause LLP
                              11 East 44th Street
                              New York, NY 10017
                              Attention: Adam D. Eilenberg, Esq.

      Any notice delivered personally or by overnight courier shall be deemed given on the date delivered and any notice sent by registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date mailed.

      15. Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable shall not be affected, and each provision of this Agreement shall be validated and shall be enforced to the fullest extent permitted by law. If for any reason any provision of this Agreement containing restrictions is held to cover an area or to be for a length of time that is unreasonable or in any other way is construed to be too broad or to any extent invalid, such provision shall not be determined to be entirely null, void and of no effect; instead, it is the


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intention and desire of both the Corporation and RIESENFELD  that, to the extent that the provision is or would be valid or enforceable under applicable law, any court of competent jurisdiction shall construe and interpret or reform this Agreement to provide for a restriction having the maximum enforceable area, time period and such other constraints or conditions (although not greater than those contained currently contained in this Agreement) as shall be valid and enforceable under the applicable law.

      16. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

      17. Headings. All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience of reference, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

      18. Withholding Taxes. All salary, benefits, reimbursements and any other payments to RIESENFELD under this Agreement shall be subject to all applicable payroll and withholding taxes and deductions required by any law, rule or regulation of and federal, state or local authority.

      19.  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to be an original but all of which together constitute one and same instrument.

      20. Applicable Law; Jurisdiction. The laws of the State of New York shall govern the interpretation, validity and performance of the terms of this Agreement, without reference to rules relating to conflicts of law. Any suit, action or proceeding against RIESENFELD with respect to this Agreement, or any judgment entered by any court in respect thereof, may be brought in any court of competent jurisdiction in the State of New York, as the Corporation may elect in its sole discretion, and RIESENFELD hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment.

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






      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                              /s/ Gad Riesenfeld
                              ----------------------------------
                              GAD RIESENFELD


                              PHARMOS CORPORATION


                              By:   /s/ Haim Aviv
                                    -----------------------------
                                    Haim Aviv
                                    Chairman and Chief Executive Officer








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